EXHIBIT 23.3

                   LETTERHEAD OF KLEINFELD, KAPLAN AND BECKER

                                December 29, 2005




Maria Pasquale, Esquire
Vice President, Legal & Chief Counsel
Celgene Corporation
86 Morris Avenue
Summit, NJ 07901

RE:   S-3 Registration Statement

Dear Maria:

      This will confirm that Kleinfeld, Kaplan and Becker, LLP hereby consents to the use of our name in Celgene's current Post-Effective Amendment No. 1 to the S-3 Registration Statement No. 333-75636 as experts in matters relating to the administration and enforcement of the Federal Food, Drug and Cosmetic Act and implementing regulations.

                                        Very truly yours,

                                        Kleinfeld, Kaplan and Becker

                                        /s/ Thomas O. Henteleff
                                        ----------------------------------
                                          Thomas O. Henteleff

                                        /s/ Richard S. Morey
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                                          Richard S. Morey